Exhibit 99.1

Office of the United States Trustee

In re:
The Kushner-Locke Company

Chapter 11
Case No. LA 01-44828-SB (Administratively Consolidated with
Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01- 44833-SB through LA 01-44836-SB; and LA 01-44841-SB)

DEBTOR IN POSSESSION INTERIM STATEMENT

Statement Number:	48

For the Period FROM:	10/1/2005

TO:	10/31/2005

CASH ACTIVITY ANALYSIS (Cash Basis Only)			Collateral	Concentration	City National
			Account	Account	Collection Account

Balance before Statement #1			268,333.21	65,956.21

A.	Total Receipts per all Prior Interim Statements		8,116,510.86	6,248,945.89	190,966.07

B.	Less: Total Disbursements per all Prior Statements		6,447,903.55	6,201,826.34	274.00

C.	Beginning Balance		1,936,940.52	113,075.76	$190,692.07

D.	Receipts during Current Period
	Description

	10/12/2005	Wire Transfer		50,000.00
	10/14/2005	Force Entertainment			12,480.00
	10/17/2005	Prism Leisure			14,980.00
	10/17/2005	Wire Transfer		300,000.00
	10/21/2005	GaGa Communications		1,034.00
	10/31/2005	Interest	5,652.97

	TOTAL RECEIPTS THIS PERIOD		5,652.97	351,034.00	27,460.00	—

E.	Balance Available (C plus D)		1,942,593.49	464,109.76	$218,152.07	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 48	Page 2 of 3
F. Less: Disbursements during Current Period:

Date	Check No.	Payee/Purpose

10/6/2005	38334	Irubin Consulting		300.00
10/6/2005	38335	Bonded Services, Inc		6582.28
10/6/2005	38336	Qwest Communications		51.37
10/6/2005	38337	Houlihan Lokey Howard & Zukin		300000.00
10/7/2005		ADP Fees		103.27
10/11/2005		ADP Taxes		9398.21
10/11/2005	8231	Payroll		1213.46
10/11/2005	8232	Payroll		12032.39
10/11/2005	8233	Payroll		1419.17
10/11/2005	8234	Payroll		2510.53
10/12/2005		Wire Transfer	50,000.00
10/14/2005		ADP Fees		20.00
10/17/2005		Wire Transfer	300,000.00
10/17/2005	38338	New Beginnings Enterprises		3972.10
10/17/2005	38339	Health Net		3239.13
10/17/2005	38340	Blue Shield of California		373.00
10/17/2005	38341	Point 360		296.00
10/17/2005	38342	Accurate Express		77.40
10/17/2005	38343	Digital Post Services		162.38
10/17/2005	38344	Arrowhead		38.99
10/17/2005	38345	Recall		933.39
10/17/2005	38347	Brandon & Morner-Ritt		17095.70
10/18/2005		Service Charge		153.15
10/20/2005	38349	Federal Express		262.64
10/20/2005	38350	Alice P. Neuhauser		371.82
10/21/2005		ADP Fees		270.27
10/25/2005	8235	Payroll		1213.45
10/25/2005	8236	Payroll		12174.79
10/25/2005	8237	Payroll		1419.18
10/25/2005	8238	Payroll		2510.53
10/25/2005		ADP Taxes		9522.11
10/28/2005		ADP Fees		52.00
10/31/2005		Control Agreement Fee			50.00

	TOTAL DISBURSEMENTS THIS PERIOD:		350,000.00	387,768.71	50.00	—

G.	Ending Balance (E less F)		1,592,593.49	76,341.05	$218,102.07	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 48	Page 3 of 3

H.	(1)	Collateral Account:
		a)	Depository Name and Location:	Chase Bank 1 Chase Manhattan Plaza, New York, NY 10081
		b)	Account Number:	323221556
	(2)	Concentration Account:
		a)	Depository Name and Location:	Comerica Bank 10900 Wilshire Blvd, Los Angeles, CA 90024
		b)	Account Number:	1891935460

I: Other monies on hand:

The Kushner Locke Company PWI account		731.10
Bank of Scotland — Pinocchio	936582	681,317.83	Pound Sterling	Time Deposit
Bank of Scotland — Basil	936582	219,417.06	Pound Sterling	Time Deposit (KL’ s interest is 50%)
Allied Pinocchio	10747301	—	Pound Sterling
Edge Entertainment	1891152710	172.89

I: Other monies on hand (continued):

Additionally, the Company maintains a minimal amount of Petty Cash (less than $500).

Joint Venture Accounts:
BLT Venture	178-71491-7	16,890.04
BLT Venture	16-524173-1101	330.45
KL MDP Sensation	60-066-930	17,659.61
KL\7 Venture	1890-69-6360	20,850.71
Denial Venture	1890-69-6501	76,395.62
Cracker LLC	1891-04-1665	732.79
Swing	323-518095	6,957.50
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ ALICE NEUHAUSER
Debtor in Possession